UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2008

Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On July 16, 2008, we entered into an amendment to our employment agreement with Richard A. Anderson, changing his title and job duties to President and Chief Operating Officer and base salary to $350,000 per annum, and granting a one time bonus of $25,000.  A copy of the employment agreement was attached as Exhibit 10.3 to our annual report on Form 10-K filed March 16, 2006, and copy of the amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)   On July 16, 2008, Richard A. Anderson was appointed as President and Chief Operating Officer, and Christopher S. Hassan was appointed as Chief Strategy Officer.  Biographical information for Mr. Anderson and Mr. Hassan is set forth in our definitive proxy statement for our 2008 annual meeting under “Corporate Governance,” filed on June 3, 2008.

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits.

No.	Description

10.1	Amendment to Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.

Date: July 18, 2008	By:	/s/ CHUCK TIMPE
Chuck Timpe
Chief Financial Officer